Exhibit 99.2

Speakers:

Doug Kimmelman – Chairman of ECP Environmental Growth Opportunities Corp.

Tyler Reeder – President & CEO of ECP Environmental Growth Opportunities Corp.

Lou Rassey - Co-Founder & Chief Executive Officer of Fast Radius, Inc.

Pat McCusker - Co-Founder, Chief Operating Officer & Interim Chief Financial Officer of Fast Radius, Inc.

Alex Thompson, Gateway Investor Relations

Operator

Hello everyone, and thank you for participating in today’s conference call to discuss the business combination between ECP Environmental Growth Opportunities Corp. and Fast Radius. Joining us today from ECP Environmental Growth Opportunities Corp. are Doug Kimmelman, Chairman and Tyler Reeder, CEO. From Fast Radius, we have Lou Rassey, Co-Founder and CEO and Pat McCusker, Co-Founder, COO and interim CFO. We are also joined by Alex Thompson, Director with Gateway Group. For today’s presentation, both ECP Environmental Growth Opportunities Corp. and Fast Radius have made available a slide presentation, which can be found on their respective websites. The presentation was also filed by ECP Environmental Growth Opportunities Corp. with the US Securities and Exchange Commission and can be found on its website at www.sec.gov. Today’s call has been prerecorded and will not include a Q&A session. Before we go further, I will turn the call over to Mr. Thompson so he can read the safe harbor statement within the meaning of the Private Securities Litigation Reform Act of 1995 that provides important cautions regarding forward-looking statements.

Alex Thompson, Gateway Investor Relations

We would first like to remind everyone that this call will contain certain forward-looking statements including, but not limited to, statements regarding ECP Environmental Growth Opportunities Corp.’s and Fast Radius’ expectations or predictions of future financial and business performance and conditions, competitive and industry outlook, and the timing and completion of the business combination.

Forward-looking statements are inherently subject to risks, uncertainties, and assumptions, and they are not guarantees of performance. We encourage you to read the press release issued today, the accompanying presentation, and ECP Environmental Growth Opportunities Corp.’s filings with the SEC for a discussion of the risks that can affect the business combination, ECP Environmental Growth Opportunities Corp.’s and Fast Radius’ respective businesses, and the outlook of the combined company after completion of the proposed business combination.

ECP Environmental Growth Opportunities Corp. and Fast Radius are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This conference call is for informational purposes only and will not constitute an offer to buy any securities or a solicitation of any vote in any jurisdiction pursuant to the proposed business combination or otherwise, nor will there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

I’d like to remind everyone that this call will be available for telephone replay, starting later today. A webcast will also be available via the link provided in today’s press release, as well as on Fast Radius’ and ECP Environmental Growth Opportunities Corp.’s websites. Now I would like to turn the call over to the Chairman of ECP Environmental Growth Opportunities Corp., Doug Kimmelman. Doug?

Doug Kimmelman – Chairman of ECP Environmental Growth Opportunities Corp.

Thank you, Alex, and good morning everyone. My name is Doug Kimmelman, and I am the Chairman of ECP Environmental Growth Opportunities Corp., or ENNV for short. I’m pleased to be with you all to discuss our business combination with Fast Radius, which was announced earlier today. Fast Radius is the first-of-its-kind cloud manufacturing and digital supply chain company that exists to advance the manufacturing industry with an integrated digital and physical platform that simplifies the way parts are designed, made, and moved around the world. The combined company will have an estimated post-transaction equity value of $1.4 billion with $445 million in cash proceeds to the company. Before getting into the details and strategic rationale of this transaction, I’d like to provide an overview of who we are at ECP, and why partnering with Fast Radius was the obvious choice for us.

ENNV is a SPAC formed by ECP which was founded in 2005 and is an investor across energy transition, electrification and decarbonization infrastructure assets, including power generation, renewables and storage solutions, environmental infrastructure and efficiency & reliability assets. At the firm, I and others on the ENNV team have managed about $22 billion of capital over the past 16 years across four private equity funds, two credit vehicles, a renewable fund and coinvesting vehicles.  We are primarily a control investor having executed nearly 60 transactions in these sectors.

Our team has deep experience in the public markets having taken two companies private – Calpine and Energy Solutions – and we have taken five of our private portfolio companies public.  Additionally, two of our Directors have been public company CEOs.  We are active in the capital markets as we raise around $2 billion per year of debt capital to support our portfolio companies in addition to our equity activities.

Our decision to form our first SPAC was done after much consideration and was really based on three different ideas: one, we continue to see incredible opportunities in the areas we have been investing in for the past 20 years - Electrification and Sustainability. Two, we know that a lot of the companies we look at don’t have the type of capital they need most - growth equity. And third, we knew that with our firm’s track record over the past two decades, especially in investments on sustainability, we could utilize our strong relationships, reputation and rigorous diligence practices to invest behind a target company that is ready to tap the public markets and well positioned for rapid growth.

From this, we then commenced a rigorous diligence process, evaluating many high-quality businesses. Throughout our evaluation process, we remained steadfast in our commitment to finding a business on par with our PE franchise, one that we have extremely high conviction for and one which possesses a leadership team with the talent and discipline to succeed. After a long diligence process, we were fully confident in our decision to partner with Fast Radius. We believe that the company provides a look into the future with manufacturing in the cloud, and I certainly believe that it scores well on sustainability and energy efficiency measures. It’s led by an entrepreneurial, disciplined, and experienced management team that we admire, and in which we have full confidence. Needless to say, we’re excited to work together to drive long-term growth and value.

With that I'll now turn it over to Tyler, the current CEO of ENNV, to tell us more about the opportunity. Tyler?

Tyler Reeder – President & CEO of ECP Environmental Growth Opportunities Corp.

Thanks, Doug. I’m excited to be with you all today, and I will begin by providing more context around our decision to partner with Fast Radius.

Our team at ECP has been at the forefront of investing in electrification and sustainability including many disruptive businesses across the energy transition in North America.  As Doug said, ENNV evaluated many different companies, and after extensive due diligence, Fast Radius was the obvious standout. As such, we are thrilled that in conjunction with ENNV partnering with Fast Radius, ECP is also investing in the PIPE transaction.

Fast Radius provides us an incredible opportunity in the areas we have been investing in for over 15 years - Electrification and Sustainability. Fast Radius’ one-stop shop design through their software-enabled Cloud Manufacturing PlatformTM not only positions them in a large, $350 billion plus total addressable market, but it also has tremendous sustainability benefits. Specifically, it will reduce excess material waste that needs to be disposed of through optimized part design and modern manufacturing techniques. It will reduce energy consumption through production efficiency from local on demand micro-factories, as well as bring manufacturing back to the US, which has a less carbon-intensive profile than Asia. Finally, it will reduce transportation emissions through its local on-demand micro-factory model. Overall, we think that Fast Radius represents the future of sustainable manufacturing and we believe that Fast Radius is a perfect thematic fit with our investment thesis.

Importantly, this is also an established and proven business. We set out to find a business with a commercially-proven model that needed capital to scale up its platform for significant growth, and Fast Radius is exactly that. Fast Radius has been very successful with high-quality customers in a rapidly-growing market.  With this strong foundation, Fast Radius already has great traction with many customers with whom there is a tremendous opportunity to grow organically, and there is a strong pipeline for future customers. At its essence, this is a company that solves problems for customers, and ultimately, our planet. As you'll hear from Lou shortly, they have many examples of successfully solving real world, time-sensitive problems for their customers.  And, the strategic, committed capital including our forward purchase commitment from Goldman Sachs Asset Management, and additional PIPE capital from UPS, Palantir, and other institutional investors is just further validation of what Fast Radius is building and how excited their customers and strategic partners are about where the company is headed.  With the significant capital being raised from this transaction, Fast Radius will be able to rapidly scale up its already commercially-proven platform and fully fund a business plan to address the very large $350 billion plus addressable market across a wide variety of applications.

I want to come back to Fast Radius’ fantastic leadership team before passing it over to Lou. I, Doug, and our entire team at ECP couldn’t be more impressed with the vision, passion and leadership of the Fast

Radius team. Over the past several months, we have completed deep, private equity-style diligence on this opportunity, and they have answered all of our hard questions and we fully believe this team is ready for the challenges ahead. They’ve assembled a highly-qualified and capable team of talent across the business, and we’re excited about the company’s bright future. With that, I’ll turn it over to Lou Rassey, co-founder and CEO of Fast Radius. Lou?

Lou Rassey - Co-Founder & Chief Executive Officer of Fast Radius

Thanks Tyler, and hello everyone. I'm Lou Rassey, one of the four co-founders and the CEO of Fast Radius. Doug and Tyler did a great job of providing an overview of our combination and partnership with ENNV. We’re incredibly excited to be partnering together and excited about what lies ahead. To begin, I’ll take a few minutes to discuss who we are at Fast Radius, what we do and why we do it.

At Fast Radius, our purpose is to make new things possible to advance the state of the world. We believe in the importance of manufacturing as an industry, not just for the things that it makes - cars, cell phones, satellites - but the things that it makes possible. Manufacturing can make the world more connected, more healthy, more sustainable. As manufacturers, we feed and we power the world with the things that we make. This is important work and now in a digital age, we have new tools to design, make and move products in ways that we could not have imagined even a decade ago.

By way of background, manufacturing is in my DNA. I’m a third-generation manufacturer. I grew up in Detroit in a family of manufacturing professionals. My grandfather started a machine shop that my dad is still running today making precision parts for the auto industry. When I was a kid, I worked there and I would do my homework at a drafting table every day after school, in my dad’s office. This work inspired me. Seeing the beauty and the importance of being able to imagine something, design it, and bring it to the world to help people. My passion for manufacturing, engineering and design has only grown over the years.

I’m a mechanical engineer by trade. I worked at Chrysler, and then a joint venture with BMW launching a factory in Brazil for a couple of years. Then I went on to graduate school at MIT where I studied engineering and business and was a Leaders For Manufacturing fellow. After MIT, I was a partner at McKinsey and was there for almost 12 years. I helped lead the global manufacturing practice and what is now the digital manufacturing and Industry 4.0 service offering at the firm. As a part of that work, I led a global effort looking at the future of manufacturing, looking at where it is going and what it means for how companies and countries will compete in this century. It’s through my work at McKinsey that I met a couple of my co-founders and we formed the thesis for what is now Fast Radius.

Our other three co-founders include Pat McCusker, who is our Chief Operating Officer and interim CFO. He is on the call and will be discussing our financials a little bit later. Then we have Chief Scientist Bill King, who is recognized around the world as a thought leader in digital manufacturing and design. He was also the founding CTO of the National Lab in Chicago for digital design and manufacturing. Then, we have John Nanry, who is our Chief Manufacturing Officer, who helped to build the digital manufacturing practice while at McKinsey.

We all have a shared belief in the importance of manufacturing as an industry, the importance of improving how you design, make and move things for the world is what drives us at Fast Radius.

That's our purpose. To make new things possible to advance the state of the world.

With that as the heart of our company, I'll take the next few minutes to provide an executive summary of what we do and the customers we serve.

We built this company to bring manufacturing and supply chains into the digital age; we’re designing, making and moving things for the physical world. We’re a software company but also make industrial grade parts. We use our software platform to cut across the manufacturing ecosystem from early-stage discovery through design, and then to making and fulfilling products. Then we make parts in our own micro-factories, as well as in the factories of our global network of trusted suppliers. I'll give you some examples shortly, but if I could sum it up in a few phrases I’d say that we believe that we are building a platform of software and factories that will empower people to design and make new things in new ways.

We see a future in which Fast Radius and cloud manufacturing will be as profound in the physical world as cloud computing has been in the digital world.

What we're setting out to do is build the first $100 billion dollar cloud manufacturing and digital supply chain company. Really the first of its kind in the industry. We have a $350 billion addressable market today and the market is being reset by Industry 4.0. At present, we have a great track record with over 2,000 customers and 11 million parts produced, but we're focused on problem solving and we're just getting started.

The biggest problem that we've identified is that manufacturing infrastructure is outdated. We think about manufacturing today - it's rigid, wasteful and leads to very slow and inefficient product development processes. Think of the recent freighter getting stuck in the Suez Canal this past spring. It is terrible and painful to see that's how supply chains work today. We also have these centralized mega factories that make parts in far corners of the world. And those factories will only talk to you if you need 10 million parts. Then those parts are shipped halfway around the world and when they finally arrive at their end destination, they're put on shelves and sit there for long periods of time, leading to trillions of dollars of wasted inventory. This is the infrastructure that is broken in the industry today, it’s a universal global problem - we’re fixing it. The solution we have built is our Cloud Manufacturing Platform.

The term cloud manufacturing is analogous to cloud computing. Both employ internet-connected facilities where users access shared physical resources, use software to orchestrate those resources and build applications without having to invest in complex costly infrastructure themselves. While cloud computing uses data centers, cloud manufacturing leverages factories. At Fast Radius we offer design, manufacturing and fulfillment services on the internet.

Our platform is similar to cloud compute but for the physical world, our infrastructure includes the software operating system, physical factories and an application and services layer.

We have a number of applications today powered by the cloud platform and many more to come. There’s an elastic benefit with the cloud platform, an on demand experience is what we've come to expect in so many aspects of our lives, whether it's shopping, financial services, or media. But that experience hasn't come into manufacturing at scale yet. At least not at the kind of scale that's necessary.

That's what we're building. We want to make it as easy for engineers to design and manufacture parts as it is for you to order delivery as a consumer in your home.

Here’s a recent example - a medical device company was looking to scale up a device to support the pandemic response. Their existing supplier in Asia told them they could not make the parts, and if they could, they couldn't ship them to the US. Fortunately, this company had previously worked with Fast Radius. Our cloud platform evaluated the device’s part and we were able to manufacture them using one of the additive manufacturing technologies in one of our micro-factories. We were able to manufacture 2,000 parts in an industrial-grade medical-certified level in a matter of weeks rather than months, or worse. Our cloud manufacturing platform allows us to solve problems for our customers and help them drive impact in the world for their customers.

That's what we're driving at Fast Radius.

Further, what's exciting about our Cloud Manufacturing Platform is it has relevance across every major vertical and market. We’ve served over 2,000 customers across industrial, tech, consumer, aerospace, automotive, medical, you name it. We have customers in those verticals that are embracing the benefits of the cloud. And we’re not just serving the Fortune 500, but we're also serving early-stage startups that are looking for flexible, modern ways to bring products and new supply chains to the world - a diverse set of broad customers, size of the market we're entering is incredibly compelling and filled with opportunity.

Before I provide a few more examples how we're working with customers, I'd like to dive deeper into how the Cloud Manufacturing Platform works. The tech stack has four components:

The first is the infrastructure, our factories, and our network of suppliers that make products.

The second layer is our digital thread and learning engine - The digital thread is the DNA of how every part is made. We can gather data at each step in the customer journey, every step in the factory.Our software captures that data so we can analyze it all the time. It gets smarter the more parts that we make. This also helps ensure that each part we make can be made by any one of our micro-factories, consistently, repeatedly over time at an industrial-grade level.

On top of this learning engine and digital thread we have our operating system. This is the software that orchestrates the end-to-end customer experience as well as our internal workflow and operations.

Then on top of that is the fourth layer, our application and services layer. The application and services we're providing cover the end-to-end experience of our customers’ journey from discovering new technologies, to figuring out the right way to design something, to make it, and ultimately fulfill it. Across that journey there are many people that our customers that need to be involved. Design engineers, quality professionals, supply chain professionals.  We want the information to flow across all of those people, when they need it, through the journey.

Our platform creates a digital space that information can be shared and where people can collaborate. From the team that first dreams up the part, discovers new technologies that might help them, to the production team, to the purchasing representative. Everyone can be engaged in the process in a modern, digital-driven way. The customer representative in each of those steps shifts and evolves, but they still need to be connected and engaged. That's what a digital platform like ours can make possible.

Today we have three services running on the platform, and a roadmap of many more that are at various stages of development and that are a part of the patent strategy that we are pursuing. Our three services or applications on the platform today are:

•

Fast Radius On Demand, an application which allows our customers to upload their designs and receive insights in minutes and place their orders for parts to be made, which can be done in a matter of days.

•	Next is our Additive Launch app. This allows us to help companies launch products in the market that are uniquely enabled by additive manufacturing.
•

The third is the Virtual Warehouse app, which allows for our customers to store certified production parts in the cloud and then, as they need those parts, they can order them and we can produce them just in time.

Overall, each of these apps and services cuts across the end-to-end lifecycle for our customers.

Now, I’ll go through each of the three of them, providing a quick case study for each.

For the first case study I’d like to discuss the On Demand app. Electric motorcycle manufacturer, Curtiss, became an On Demand customer when they needed a CNC machined part quickly. They were in early-stage development. We could help Curtiss scale and produce one part in our certified factory. We proved our value and now we are making over 225 different products for their electric motorcycles across eight different manufacturing technologies.

The On Demand app makes manufacturing easy and accessible for Curtiss as they upload the part, select the material and technology, and then order the number of parts they need. It’s a simple check out process and they can scale not just from prototyping but scale into production volumes.

Our second case study is for our Additive Launch app. This app is for a customer that wants to embrace additive manufacturing and launch a new product to market at scale. The example here is with Aptiv, a tier one automotive supplier. They were working with Ford to bring a low volume variant of a truck to market. They needed to test some different options for the complex electrical connector they were creating. It was going to be costly for them to tool up with injection molding, so Aptiv decided to work with us. We validated that we could reliably and repeatedly produce the connector, and now it's stored in the cloud and they can order it when they want it. This is a great example of us commercially scaling a product. When they needed thousands of these parts,we were able to validate the repeatability of our infrastructure, and also the reliability since each part must meet automotive quality standards.

What's really interesting here is how companies like Aptiv have scaled with us. A flywheel that has grown with so many of our customers. The example we have here is we started with one of our customers with one part, one OEM platform and it scaled over the following 12 months to 16 different engineers, 26 different parts, with 3X revenue growth that we have seen. This is the flywheel that we've experienced with so many of our customers that realize what we can provide through the Cloud Manufacturing Platform -- easier, better ways of designing making, and scaling parts.

Overall, we have many customers benefitting from our streamlined cloud platform and our software is getting smarter with every part that we make.

To share with you a third case study, I would like to discuss our Virtual Warehouse app. Virtual Warehouse is the idea of storing parts digitally instead of physically.

Our case study here relates to Airbus. Airbus came to us a couple of years ago and said, Look, we're tired of storing tools or waiting for months when we need to get a new tool made or repair an aircraft. Let's create a virtual warehouse together with certified parts that are used to repair planes. It used to take them many weeks or months, and now we can get them the parts they need in just a matter of days.

In order to create these tools for Airbus, we used additive manufacturing and machining and other methods. They have a Build Package with us, which simply means that we store their certified parts virtually. We have gone through the process to certify each part we make for them. We are not just storing the CAD file, but we are storing all of the information about how to make the part and the data from when the parts are actually made. This is all part of the Build Package. Once a customer has a Build Package then we can store that digitally in the cloud. When they need it, they can call on it and we get to work. This is a huge growth opportunity for us and for the industry. Everything that we make and certify, including the parts that we make for customers on the On Demand app, goes in the Virtual Warehouse. Basically, we are growing our library of products.

So, where will cloud manufacturing take us? As we mentioned, the inefficiency in global supply chains today is significant. The infrastructure we're creating here at Fast Radius is one that's flexible, sustainable and accessible. Instead of centralized mega factories, we have local micro-factories that can produce just in time. Also, as we continue to make our parts, our software is getting smarter. We are increasingly able to make recommendations and provide insights into the designing, ordering, and fulfilling experience. These insights we gain from our software is a large part of how we differentiate ourselves.

I’ve mentioned our micro-factories a few times. When we think of micro-factories we think of them like a “factory in a box.” These factories are varying in size, but generally the size of a basketball court, and are designed to be copy and pasted into locations around the world. Our factories have been recognized by the World Economic Forum as being one of the most advanced factories in the world, implementing Industry 4.0 at scale - a lighthouse as they call it, alongside the likes of J&J, Bosch, Siemens, and other big industrial heavyweights. As our micro-factory network expands around the world, we will be able to ship parts digitally at the speed of light, producing things where they are needed, dramatically reducing waste, improving access, producing locally for what’s needed locally. It’s a new supply chain paradigm. It combines the Virtual Warehouse where you don’t store things physically; you store it in the cloud. And it also changes logistics and transportation. That’s why UPS is a partner and it’s the reason they’re adding to their earlier investments in Fast Radius and participating in our PIPE, with a $10 million commitment. They see our vision of a new mode of transportation, the Fourth Modality of Logistics. Our pilot micro-factory was made in Louisville near the UPS North American Hub. The factory has 3D polymer printing technology, and it was designed so that we could produce parts late in the evening and then put parts on a UPS plane or truck to get them where they’re needed for high-velocity fulfillment.

Overall, we are not suggesting that cloud manufacturing is going to replace all traditionally-sourced and delivered parts, but it is going to materially change them and we are excited to be part of that change. Before passing it off to Pat, I want to tie all this back into why we’re on the call today. I wanted to expand on our excitement and rationale for partnering with ENNV. Importantly, this transaction provides us $445 million in cash to fund our growth, and partnering with Doug, Tyler and the entire ENNV team will further strengthen our efforts to unlock value across the industrial landscape and puts us on a clear path to scale and drive outsized shareholder returns. We’re confident that with our Board and management team, we have taken the necessary steps to position Fast Radius for the future, and we look forward to getting to work and achieving our goals together as one company.

Now, over to Pat to talk through our financials.

Pat McCusker - Co-Founder, Chief Operating Officer & interim Chief Financial Officer of Fast Radius, Inc.

Thanks Lou. I’m Pat McCusker, co-founder, COO and interim CFO at Fast Radius. To jump right in, we have grown at nearly a 100% compound annual growth rate in the past four years, and expect to continue our healthy growth trajectory going forward, projecting approximately $25 million in revenue in 2021 and over $100 million in revenue in 2022. We have high conviction in these projections based on our existing backlog, strong customer pipeline, and a sales and marketing motion that is proven and working.

The net proceeds raised from this transaction will be deployed in high-return investments across customer acquisition, software development and micro-factory expansion. We expect these investments to yield attractive growth and EBITDA in the coming years and are targeting revenue of over $600 million and EBITDA of $135 million in 2025.

This growth will be driven by our existing customer expansion and a sales and marketing engine that is proven and working. We have three primary customer acquisition channels, each of which has shown to yield a customer lifetime value to customer acquisition cost ratio, or CLTV to CAC ratio, of 5 to 8X or more. These primary acquisition channels are digital marketing, inside sales, and business development.

On digital marketing, we have built a modern, digital marketing tech stack which allows us to surgically target late funnel, high-value prospects in a measurable, scalable way. Our inside sales channel is similarly scalable with a technology based platform which allows us to train, manage and coach our inside sales professionals to improve their prospecting and yield. And finally, we have many customers who in and of themselves represent an addressable market measured in the hundreds of millions of dollars or more. For these customers, we are investing in a higher-touch business development motion, often dedicating a meaningful portion of an engineer and sales professional’s time to onboard and expand these customers within our Cloud Manufacturing Platform.

In each of these channels, we have demonstrated an ability to acquire new customers in a cost-efficient, scalable way. And these investments are creating real enterprise value as we compare the customer acquisition costs to what we're seeing across the average customer revenue, production gross margins, customer retention rates and account expansion.

In addition to this attractive customer acquisition model, we see a strong return profile on the investments we're making in our micro-factories. A new micro-factory requires about three and a half million dollars in capex on average across equipment and infrastructure. At steady state, this yields a $4 million EBITDA contribution which works out to approximately an 18 month payback period, and an 85% five year IRR contribution. When we combine these two unit economic engines of customer acquisition and micro-factory investments, complemented by the software platform we're scaling, we believe our plan will yield attractive returns with breakeven EBITDA in 2023 and strong free cash flows in 2025 and beyond.

That's all for our financials. And now I'll pass it back to Tyler for final remarks about the transaction. Tyler?

Tyler Reeder – CEO of ECP Environmental Growth Opportunities Corp.

Thanks Pat.

The combined company will have an estimated post-transaction enterprise value of $995 million with an estimated equity value of $1.4 billion from the contribution of up to $445 million in cash proceeds from the transaction. Proceeds will consist of up to $345 million of cash held in ENNV’s trust account and an additional $100 million fully committed private investment led by a strong group of strategic and institutional investors including Goldman Sachs Asset Management, UPS and Palantir. The net proceeds raised from the transaction will be used to support Fast Radius’ continued growth across customer acquisition, software development, and micro-factory expansion. Fast Radius’ growth strategy is expected to generate revenue and EBITDA of $635 million and $135 million, respectively, in 2025.

Current Fast Radius management, employees and existing shareholders will roll 100% of their existing equity holdings into equity of the combined Fast Radius. The business combination has been unanimously approved by the boards of directors of both Fast Radius and ENNV. The business combination is expected to close in Q4 2021, subject to regulatory and stockholder approvals, and other customary closing conditions.

Upon closing of the transaction, ENNV will be renamed Fast Radius, Inc. and is expected to remain listed on the NASDAQ.

In summary, the ENNV and Fast Radius teams are incredibly excited about this combination. We believe Fast Radius has the right team and model to disrupt the manufacturing industry, and we look forward to working through this process together and emerging as a publicly traded Fast Radius positioned for significant growth and value creation. We appreciate your time and attention today. Thank you for joining us.END

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed business combination (the “Transaction”) between Fast Radius, Inc. (“Fast Radius”) and ECP Environmental Growth Opportunities Corp. (“ENNV”). These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “scales,” “representative of,” “valuation,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the price of ENNV’s securities, (ii) the risk that the Transaction may not be completed by ENNV’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by ENNV, (iii) the failure to satisfy the conditions to the consummation of the Transaction, including the requisite approvals of ENNV’s and Fast Radius’ stockholders, the satisfaction of the minimum trust account amount following any redemptions by ENNV’s public stockholders and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the Transaction, (v) the risk that ENNV’s proposed private offering of public equity is not completed, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement and plan of merger (the “Merger Agreement”) relating to the Transaction, (vii) the effect of the announcement or pendency of the Transaction on Fast Radius’ business or employee relationships, operating results and business generally, (viii) the risk that the Transaction disrupts current plans and operations of Fast Radius, (ix) the risk of difficulties in retaining employees of Fast Radius as a result of the Transaction, (x) the outcome of any legal proceedings that may be instituted against Fast Radius or against ENNV related to the Merger Agreement or the Transaction, (xi) the ability to maintain the listing of ENNV’s securities on a national securities exchange, (xii) changes in the competitive industries in which Fast Radius operates, variations in operating performance across competitors, changes in laws and regulations affecting Fast Radius’ business and changes in the combined capital structure, (xiii) the ability to implement business plans, forecasts, and other expectations after the completion of the Transaction, and the ability to identify and realize additional opportunities, (xiv) risks related to the uncertainty of Fast Radius’ projected financial information, (xv) risks related to Fast Radius’ potential inability to become profitable and generate cash, (xvi) current and future conditions in the global economy, including as a result of the impact of the COVID-19 pandemic, (xvii) the risk that demand for Fast Radius’ cloud manufacturing technology does not grow as expected, (xviii) the ability of Fast Radius to retain existing customers and attract new customers, (xix) the potential inability of Fast Radius to manage growth effectively, (xx) the potential inability of Fast Radius to increase its cloud manufacturing capacity or to achieve efficiencies regarding its cloud manufacturing process or other costs, (xxi) the enforceability of Fast Radius’ intellectual property rights, including its copyrights, patents, trademarks and trade secrets, and the potential infringement on the intellectual property rights of others, (xxii) Fast Radius’ dependence on senior management and other key employees, (xxiii) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Fast Radius operates, (xxiv) the risk that Fast Radius may require additional funding for its growth plans and may not be able to obtain any additional financing on terms that are acceptable to Fast Radius, or at all and (xxv) costs related to the Transaction and the failure to realize anticipated benefits of the Transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties which will be more fully described in the “Risk Factors” section of ENNV’s Quarterly Reports on Form 10-Q, the registration statement on Form S-4 and the proxy statement/prospectus discussed below and other documents filed by ENNV from time to time with the Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Fast Radius and ENNV assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Fast Radius nor ENNV gives any assurance that either Fast Radius or ENNV, or the combined company, will achieve its expectations.

Additional Information and Where To Find It

This communication relates to the proposed Transaction between ENNV and Fast Radius. ENNV intends to file a registration statement on Form S-4 relating to the Transaction with the SEC (the “Registration Statement”), which will include a proxy statement/prospectus that will be sent to all ENNV stockholders. ENNV will also file other documents regarding the Transaction with the SEC. Before making any voting decision, investors and security holders of ENNV and Fast Radius are urged to read the Registration

Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the Transaction as they become available because they will contain important information about the Transaction. Investors and security holders will be able to obtain free copies of the Registration Statement, the proxy statement/prospectus, and all other relevant documents filed or that will be filed with the SEC by ENNV through the website maintained by the SEC at www.sec.gov. The documents filed by ENNV with the SEC also may be obtained free of charge upon written request to ENNV at 40 Beechwood Road, Summit, New Jersey 07901.

Participants in the Solicitation

ENNV, Fast Radius and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ENNV’s stockholders in connection with the Transaction. A list of the names of such directors and executive officers and information regarding their interests in the Transaction will be included in the proxy statement/prospectus when available. You can find more information about ENNV’s directors and executive officers in the final prospectus relating to ENNV’s initial public offering, which ENNV filed with the SEC on February 10, 2021. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication shall not constitute an offer to sell or exchange or the solicitation of an offer to buy or exchange any securities, nor shall there be any sale or exchange of securities in any jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended.

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